Exhibit 99.1

BJ’s Restaurants, Inc. to Present at the Following Conferences in June

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--May 27, 2009--BJ’s Restaurants, Inc. (NASDAQ: BJRI) today announced that management will be presenting at three investor conferences during the month of June. The details of the conferences are listed below:

  William Blair 29th Annual Growth Stock Conference at the Four Seasons Hotel, Chicago, IL – The presentation will begin at approximately 10:50am (Central) on Tuesday, June 9, 2009.
  Piper Jaffray 29th Annual Consumer Conference at the Westin New York at Times Square, New York, NY – The presentation will begin at approximately 10:00am (Eastern) on Wednesday, June 10, 2009.
  Stern Agee 1st Annual West Coast Consumer Conference at the Fairmont Hotel, San Francisco, CA, on Tuesday, June 16, 2009.

The formal presentations for the William Blair and Piper Jaffray conferences will be broadcast over the Internet. Interested parties can listen to the presentations by accessing the “Investors” page of the Company’s website located at www.bjsrestaurants.com. To access the live simulcast of either presentation, please go to the Company's website at least 15 minutes prior to the presentation to download and install any necessary audio software. Archives of the webcasts will be made available following the live presentation for a period of 30 days from the date of the presentation. The Stern Agee conference format does not include a formal presentation by management, but instead includes a series of investor one-on-one meetings.

BJ's Restaurants, Inc. currently owns and operates 84 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (44), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 44 of our current 84 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, (714) 500-2400